SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No.  )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /    Preliminary Proxy Statement
         / /    Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)2))
         /X/    Definitive Proxy Statement
         / /    Definitive Additional Materials
         / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



                               EVANS SYSTEMS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/    No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

         / /    Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)    Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)    Filing Party:



--------------------------------------------------------------------------------


         (4)    Date Filed:

                               EVANS SYSTEMS, INC.



                                                                   March 5, 1998




Dear Shareholders:

You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Evans Systems, Inc., which will be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on, Monday, April 6, 1998, at 10:00 a.m., local time.

Information about the Annual Meeting, including a listing and discussion of the matters on which the Shareholders will act, may be found in the enclosed Notice of Annual Meeting and Proxy Statement.

We hope that you will be able to attend the Annual Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person, such vote will nullify your proxy.

                                 Sincerely,




                                 Jerriel L. Evans, Sr.
                                 Chairman of the Board, President &
                                   Chief Executive Officer


YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               EVANS SYSTEMS, INC.
                              POST OFFICE BOX 2480
                           BAY CITY, TEXAS 77404-2480

                           --------------------------

                    Notice Of Annual Meeting Of Shareholders
                                   To Be Held
                                  April 6, 1998

                           --------------------------


            NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of EVANS SYSTEMS, INC., a Texas corporation (the "Company"), will be held at the Best Western Matagorda Hotel located at 407 Seventh Street in Bay City, Texas, on Monday, April 6, 1998, at 10:00 a. m., local time for the following purpose(s):

1. To re-elect Peter J. Losavio, Maybell H. Evans and Julie H. Edwards to the Board of Directors.

2. To ratify and approve the appointment of Price Waterhouse, LLP as independent auditors for the current fiscal year.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

            Only Shareholders of record at the close of business on February 20, 1998 will be entitled to notice of and to vote at the Annual Meeting or at any continuation or adjournment thereof.

                                         By Order of the Board of Directors




                                         Maybell H. Evans
                                         Secretary



March 5, 1998

              WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL
           MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
             ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               EVANS SYSTEMS, INC.
                              POST OFFICE BOX 2480
                               720 AVENUE F NORTH
                           BAY CITY, TEXAS 77404-2480

                           --------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 6, 1998


                           --------------------------

                                  INTRODUCTION

            This Proxy Statement is furnished to the shareholders of EVANS SYSTEMS, INC., a Texas corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on
Monday, April 6, 1998, at 10:00 a. m., local time, or at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be mailed to shareholders is March 5, 1998.

                        RECORD DATE AND VOTING SECURITIES

            The voting securities of the Company outstanding on January 22, 1998 consisted of 3,163,573 shares of common stock, $.01 par value (the "Common Stock"), entitling the holders thereof to one vote per share. Only shareholders of record as of February 20, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

            Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted FOR proposals 1 and 2 and will be voted in the proxy holder's discretion as to other matters that may properly come before the Annual Meeting.

            The execution of a Proxy will in no way affect a shareholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the shareholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a shareholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

                             SOLICITATION OF PROXIES

            All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but officers, directors, employees or representatives of the Company, may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP

            The following table sets forth information concerning ownership of the Company's Common Stock, as of December 31, 1997, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each of the Company's directors and nominees for director,
(iii) each executive officer named in the Summary Compensation Table, and (iv) all current directors and executive officers of the Company as a group.

                                                                           Amount and
                                                                            Nature of
              Name And Address(1)                                    Beneficial Ownership(2)        Percent Of Class(3)
              -------------------                                    -----------------------        -------------------

J. L. Evans Systems, Ltd., a Texas Limited Partnership                    1,388,200(4)                     43.8%
J. L. Evans, Sr.                                                          1,478,662(5)                     46.7%
Maybell H. Evans                                                          1,457,215(6)                     46.0%
Charles N. Way                                                             33,877(7)                        1%
Darlene E. Jones                                                           28,750(8)                         *
J. L. Evans, Jr.                                                           12,869(9)                         *
David L. Deerman                                                           20,663(10)                        *
Carl W. Schafer                                                            15,000(11)                        *
          c/o The Atlantic Foundation
          16 Faber Road
          Princeton, NJ 08540
Peter J. Losavio, Jr.                                                      7,500(11)                         *
          8414 Bluebonnet Blvd., Suite 110
          Baton Rouge, LA 70810
All executive officers and Directors as a group (10 persons)               1,666,336                       52.6%

--------------------------
*           less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, Post Office Box 2480, Bay City, Texas 77404-2480.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3") and unless otherwise indicated, represents shares of which the beneficial owner has sole voting and investment power.
(3) The percentage of class is calculated in accordance with Rule 13d-3 and assumes that the beneficial owner has exercised any options or other rights to subscribe which are exercisable within sixty (60) days of December 31, 1997 and that no other options or rights to subscribe have been exercised by anyone else.
(4)         The general partner is J. L. Evans Management,  Inc.  (controlled by
            J. L. Evans, Sr. and Maybell H. Evans).
(5) Includes 1,388,200 shares held by J. L. Evans Systems, Ltd., of which Mr. Evans claims beneficial ownership.
(6) Includes 1,388,200 shares held by J. L. Evans Systems, Ltd., of which Ms. Evans claims beneficial ownership.
(7) Includes 24,750 shares issuable to Mr. Way upon the exercise of warrants.
(8) Includes 21,800 shares issuable to Ms. Jones upon the exercise of warrants.
(9) Includes 4,875 shares issuable to Mr. Evans, Jr. upon the exercise of warrants.
(10) Includes 20,000 shares issuable to Mr. Deerman upon the exercise of options.
(11) Includes 7,500 shares issuable to Messrs. Schafer and Losavio upon the exercise of options.


                               ------------------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

            Article Seven of the Company's Articles of Incorporation provides for the organization of the Board of Directors into three classes. All directors are chosen for a full three-year term to succeed those whose terms expire. It is proposed that two directors be elected to Class C to serve until the 2000 Annual Meeting of Shareholders and until their respective successors are elected and shall qualify. In addition, during Fiscal 1997, one director was elected to fill a vacancy in Class B. It is proposed that such director be re-elected to Class B to serve until the 1998 Annual Meeting of Shareholders.

            Unless otherwise specified, all Proxies received will be voted in favor of the election of Peter J. Losavio and Maybell H. Evans to Class C of the Board of Directors to serve until the 2000 Annual Meeting of Shareholders and Julie H. Edwards to Class B of the Board of Directors to serve until the 1998 Annual Meeting of Shareholders. All nominees for directors are currently directors of the Company. Management has no reason to believe that any of the nominees will not remain a candidate for election at the date of the Meeting. Should any of the nominees not then remain a candidate, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

Information Concerning Nominees And Current Directors

            The following table and the paragraphs following the table set forth information regarding the current ages, terms of office and business experience of the nominees and current directors of the Company:


                                                                                                       Expiration Of
                                                                                                      Current Term Of
                 Name                                                            Age                Officer As Director
                 ----                                                            ---                -------------------

Nominees For Election Of Class C Of The Board Of Directors
Peter J. Losavio                                                                 48                        1997
Maybell H. Evans                                                                 58                        1997

Nominee For Election Of Class B Of The Board Of Directors
Julie H. Edwards                                                                 39                        1997

Continuing Members Of The Board Of Directors

                                           Class A Directors
J. L. Evans, Sr.                                                                 58                        1999
David L. Deerman                                                                 56                        1999
Carl W. Schafer                                                                  61                        1999
                                           Class B Directors
Darlene E.  Jones                                                                39                        1998

            Peter J. Losavio, Jr. has been a member of the Company's Board of Directors since May 1993. Mr. Losavio was born in Baton Rouge, Louisiana in 1949 and graduated from Baton Rouge High School in 1967. He received his Bachelor of Science degree in chemistry from Tulane University in 1970, and his Masters degree in chemistry from Tulane University in 1973. He graduated from Louisiana State University Law School in Baton Rouge, Louisiana in 1975 and received a masters of laws in taxation from the University of Florida in 1976. Mr. Losavio is a Board Certified Tax Attorney. He became a licensed and certified accountant in Louisiana in 1979. He completed the certified financial planning program offered by the College for Financial Planning in Denver, Colorado in 1987. From 1980 to present, Mr. Losavio has been an instructor in the College of Business Administration at Louisiana State University, teaching corporate tax, partnership taxation, Sub S, estate planning, and tax practices and procedures. Mr. Losavio has been a co-author and lecturer for various continuing education programs sponsored by the Society of Louisiana Certified Public Accountants and National Business Institute. He was a speaker at the 1990 Louisiana Advanced Tax Workshop. From 1990 to present, he has been a member of the Ad Hoc Advisory Committee to the Commissioner of Securities for the State of Louisiana. From 1980 to present, he has served as assistant bar examiner. In 1980, he was Chairman of the Tax Committee for the Society of Louisiana Certified Public Accountants.

            Maybell H. Evans has been a member of the Company's Board of Directors since August 1968. Ms. Evans has also served as the Company's Secretary since its inception. Ms. Evans was born in

Holliday, Texas in 1939 and graduated from Sweeny High School, Sweeny Texas, in 1957. She joined the Company full time in 1968, managing accounts receivable, collections, and corporate affairs.

            Julie H. Edwards has been a member of the Company's Board of Directors since December 1997. Ms. Edwards was born in Charleston, West Virginia in 1959 and earned her Bachelor of Science degree in geology and geophysics from Yale University in 1980. Ms. Edwards earned her Masters degree in Business Administration/Finance from Wharton Graduate School in 1985. Ms. Edwards was employed with Smith Barney, Harris Upham & Co. from 1984 to 1991 and served as Vice President of Corporate Finance with Smith Barney, Harris Upham & Co. from 1988 to 1991. Since 1991, Mrs. Edwards has been employed with Wainco Oil Corporation as Senior Vice President of Finance and Chief Financial Officer.

            Jerriel L. Evans, Sr. has been a member of the Company's Board of Directors since August 1968. Mr. Evans is also Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Evans founded the Company in 1968 and has served in this capacity since that time. He was born in Flint, Texas, in 1939 and subsequently moved to Woodsboro, Texas, where he graduated from Woodsboro High School in 1957. Mr. Evans attended San Antonio Community College where he majored in Business Administration. From 1954 to 1960, Mr.
Evans owned and operated a gasoline service station. From 1960 to 1968, Mr. Evans was employed by Amoco Oil Company where he held various sales and managerial positions. In 1985, he was awarded top salesman for the Kansas City Region. Because the region comprised several states, the honor bestowed upon Mr. Evans was very prestigious. Additionally, in 1992, Mr. Evans was selected as a Regional Finalist for the Entrepreneur of the Year Award granted annually by Ernst & Young and Merrill Lynch.

            David L. Deerman has been a member of the Company's Board of Directors since December 1992. Mr. Deerman is also Vice Chairman of the Board and President of ChemWay Systems, Inc., a subsidiary of the Company. He has held this position since 1990. Mr. Deerman joined the Company in 1984 as Vice President of The Way Energy, Inc. He was born in Bay City, Texas, in 1941. Mr. Deerman graduated from high school in Angleton, Texas, in 1959. He attended Lamar University in 1964, where he received his Bachelor of Business Administration degree in Marketing. He subsequently attended graduate school where his curriculum included courses in management. Mr. Deerman was employed by International Harvester Company of Houston, Texas, from 1964 to 1965, where his responsibilities included sales promotion. From 1965 to 1978, Mr. Deerman was employed by Gulf Oil Company in Texas and Oklahoma, where he served successively as Analytical Coordinator, Marketing Supervisor, Product Supply Coordinator, and Operations Manager. He assisted in the development of Ashley Real Estate and Lane Development Company in Austin, Texas, from 1978 to 1981. Mr. Deerman served as a manager of the South Hampton Refining Company in Silsbee, Texas, from 1981 to 1984 before joining the Company.

            Carl W. Schafer has been a member of the Company's Board of Directors since December 1992. Mr. Schafer was born in Chicago, Illinois in 1936 and obtained his primary and secondary education in Illinois. He received his Bachelor of Arts with distinction from the University of Rochester in 1958. He served with the U. S. Bureau of the Budget as a budget examiner (1961-1964), a legislative analyst (1964-1966), deputy director of budget preparation (1966-1968), director of budget preparation (1968-1969), and as staff assistant to the U. S. House of Representative Appropriations Committee (1969). He served with Princeton University as director of the budget (1969), treasurer (1972-1976), financial vice president, treasurer and chief financial officer (1976-1987). He served as a principal of Rockefeller and Company,

Inc., from 1987 to 1990. He is currently president of the Atlantic Foundation, Princeton, New Jersey. He served as co-chairman of the New Jersey Governor's Task Force on improving New Jersey's Economic and Regulatory Climate from 1982 to 1983, and is currently a trustee or director of Roadway Express, Inc., Wainco Oil Corporation, Nutraceutix, Inc., Electronic Clearing House, Inc., the Paine Webber and Guardian Groups of Mutual Funds, Harbor Branch Institution, Inc., the Jewish Guild for the Blind, the Johnson Atelier and School of Sculpture, and Hidden Lakes Gold Mines, Ltd. He is a member of the advisory council of Domain Partners and a member of the International Advisory Council of William Sword and Company, Inc.

            Darlene E. Jones has been a member of the Company's Board of Directors since December 1992. Ms. Jones is also Treasurer and serves as the Administrative Manager for the Company. She has held these positions since 1993. Ms. Jones was born in San Antonio, Texas, in 1958, and graduated from Bay City High School in 1976. She then attended and graduated in 1980 from Southwestern University where she received a Bachelor of Science degree in Biology/Chemistry. Subsequently, Ms. Jones completed course work involving computer systems technology. She joined the Company in 1980.

Required Vote

            Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Votes withheld and broker non-votes are not counted toward a nominee's total.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
              FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

Board Meeting And Committees

            The Board of Directors of the Company formally met on four (4) occasions during the fiscal year ended September 30, 1997 ("Fiscal 1997"). From time to time during such fiscal year, the members of the Board also acted by unanimous written consent. Each of the directors attended (or participated by telephone conference in) more than 75% of the aggregate of such meetings of the Board of Directors and Committees on which he served during Fiscal 1997. The Board of Directors has authorized an Investment Committee, an Audit Committee, and a Compensation Committee (which also functions as the Stock Option Committee). The Investment Committee members are J. L. Evans, Sr. (Chairman), Darlene E. Jones, and David L. Deerman. The Audit Committee members are Carl W. Schafer (Chairman) and Peter J. Losavio, Jr.. The Compensation Committee members are Peter J. Losavio, Jr. (Chairman) and Carl W. Schafer.

            The Investment Committee reviews, analyzes, and makes recommendations to the Board of Directors with respect to all expenditures of the Company in excess of $500,000. The Investment Committee held no meetings during Fiscal 1997. The Audit Committee reviews, analyses, and makes recommendations to the Board of Directors with respect to the Company's compensation and accounting policies, controls and statements, and consults with the Company's independent public accountants. The Audit Committee held three (3) meetings during Fiscal 1997. The Compensation Committee reviews, analyzes, and makes recommendations to the Board of Directors regarding compensation of Company directors, employees, consultants and others, including grants of stock options. The Compensation

Committee held two (2) meetings during Fiscal 1997. The Company does not have a standing nominating committee or a committee, which serves nomination functions.

Executive Officers

            The Company's executive officers, as well as additional information with respect to such persons is set forth below. Information with respect to executive officers of the Company who are also directors is set forth in "Information Concerning Nominees and Current Directors" above.

Name                    Age       Position
----                    ---       --------
Larry Miller            53        Vice President and Chief Financial Officer
Jerry L. Evans, Jr.     32        Vice President of Human Resources and Investor
                                     Relations

            Larry Miller, has been the Vice President and Chief Financial Officer since joining the Company in September 1997. Mr. Miller was born in Houston, Texas, in 1944. After graduating from the University of Houston in 1967 with his Bachelor of Business Administration degree, Mr. Miller joined the Houston accounting firm of Deloitte & Touche (1967 - 1972) where he earned his Certified Public Accounting certificate in 1968. From 1973 to 1995, Mr. Miller worked for KG Men's Stores in Denver, Colorado as Executive Vice President and Chief Financial Officer.

            Jerry L. Evans, Jr. is Vice President of Human Resources & Investor Relations and has been with the Company since 1985. Mr. Evans was born in San Antonio, Texas in 1965 and graduated from Bay City High School in 1983. Mr. Evans attended both Wharton Junior College and Southwest Texas State University, where he focused on Communications and Political Science. In addition to his Company duties, Mr. Evans has served as Chairman of the Matagorda County Republican Party (1986 - 1994), (Bay City) City Councilman (1989 - 1991), Chairman of the Home Rule Charter Commission (1987 - 1995), as a member of the Houston Galveston Community Review Board (1991), and as a member of the Board of Directors of the Texas Petroleum Marketers and Convenience Store Association
(1997). Mr. Evans was made Vice President of Human Resources and Investor Relations in 1993.

            There are no family relationships between any Directors and executive officers of the Company except that Jerriel L. Evans, Sr. and Maybell
H. Evans are husband and wife and Jerry L. Evans, Jr. and Darlene E. Jones are their son and daughter, respectively.

Board Of Directors Compensation

            During Fiscal 1997, each Director, who is not an employee of the Company, received $1,500 for each Board of Directors' meeting attended, or $500 for each committee meeting attended, which is held on a day other than a Board of Director's meeting day. In addition, in Fiscal 1997, the Company also paid its non-employee directors a monthly retainer fee of $500 and granted each of them an option to purchase 2,500 shares of the Company's Common Stock at an exercise price of $1.625 per share. These options shall expire on December 19, 2002. Employees of the Company receive no additional compensation for service as a Director. All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

Executive Compensation

            The  following   table  sets  forth  certain   summary   information
concerning annual and long-term compensation paid by the Company for services in all capacities to the Company of (i) the Chief Executive

Officer, and (ii) the other most highly compensated executive officers of the Company at September 30, 1997 who received compensation of at least $100,000 during Fiscal 1997 (collectively, the "Named Officers") for the fiscal year ended September 30, 1997, 1996, and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                                     Annual Compensation                       Awards
                                              ------------------------------------  ----------------------------
                                                                     Other Annual   Restricted
             Name and                                                Compensation      Stock                           All Other
        Principal Position             Year   Salary($)   Bonus($)      ($)(1)       Awards($)        Options(#)    Compensation(2)
        ------------------             ----   ---------   --------      ------       ---------        ----------    ---------------

Jerriel L. Evans, Sr.
          Chairman of the Board,       1997    125,093       -0-         ---            ---              ---           ---(2)(3)
          President and                1996    122,252     37,934        ---           1,210             ---           ---(2)(3)
          Chief Executive Officer      1995    120,000      5,381        240            292              ---           ---(2)(3)

David L. Deerman
          President,                   1997    132,278       -0-         ---            830             4,000            ---(3)
          ChemWay Systems and          1996    121,171     106,553       ---           1,035            12,000           ---(3)
          Director                     1995    121,171     28,483        ---            278              ---             ---(3)

James B. Grover(4)
          President,                   1997    114,390       -0-         ---            ---              ---              ---
          EDCO Environmental           1996    120,000       -0-         ---            ---              ---              ---
          and Director                 1995    124,372       91          233            ---              ---              ---

-------------------
(1) Although the officers receive certain perquisites, the value of such perquisites did not exceed for any officer the lesser of $50,000 or 10% of the officer's salary and bonus.
(2) In addition to the compensation for Mr. Evans set forth above, he also receives lease income for the rental of various properties used by the Company. See "Certain Relationships and Related Transactions."
(3) The Company owns two split dollar life insurance policies whereby it pays the premiums and Mr. J. L. Evan's estate will receive the death benefit less the accumulated cash value, which would return to the Company. Yearly premiums for Mr. Evans' life insurance policies was $2,580 annually for fiscal 1997, 1996 and 1995. The Company also paid premiums for Mr. Deerman's life insurance policy which aggregated 3,907 annually for fiscal 1997, 1996 and 1995.
(4)         Mr. Grover retired as an officer and director of the Company in July
            1997.

Option/SAR Grants In Last Fiscal Year

            The Company did not grant any options or stock appreciation rights ("SARs") to the Named Officers during Fiscal 1997.

Option Exercises And Fiscal Year-end Option Values

            No stock options were exercised by the Named Officers during Fiscal 1997. None of the Named Officers has held or exercised separate SARs. The following table sets forth certain information regarding unexercised options held by each of the Named Officers at September 30, 1997.

                                    Number of Securities                          Value of Unexercised
                                   Underlying Unexercised                             In-the-money
                                         Options at                                    Options at
                                       Fiscal Year-End                           Fiscal Year-End($)(2)
                             -------------------------------------      ----------------------------------------


                  Name        Exercisable           Unexercisable         Exercisable            Unexercisable

Jerriel L. Evans, Sr.             -0-                  35,000                 -0-                   10,850
David L. Deerman                 20,000                12,000                 -0-                    3,720
James B. Grover                   -0-                    -0-                  -0-                     -0-

------------------
(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at fiscal year-end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock as reported on the NASDAQ Stock Market on September 30, 1997 was $2.625.

Employment Agreements

            The Company has entered into an employment agreement with Mr. Evans, Sr., pursuant to which he is employed as the Company's President and Chief Executive Officer. The agreement commenced on April 1, 1993 and expires September 30, 1998, unless it terminated earlier in accordance with the agreement. Pursuant to the agreement, Mr. Evans receives an annual base salary of $125,093 and is entitled to receive an annual bonus in an amount equal to 7 1/2% of the net profits of the Company, subject to the limitation set forth below. In addition, the agreement contains a confidentiality provision aNd prohibits Mr. Evans from competing with the Company's business during the term thereof.

            The Company has entered into two separate employment agreements with Mr. Deerman pursuant to which he is employed full-time as (i) the Vice-President of Marketing, Terminal Operations and Sales of the Company's subsidiary, the Way Energy, Inc., and (ii) the President of the Company's subsidiary ChemWay Systems, Inc., respectively. The agreements each commenced on October 1, 1992 and expired on September 30, 1997. Mr. Deerman is currently being compensated pursuant to the terms of the expired agreements while a new agreement is being negotiated. Pursuant to the agreements, Mr. Deerman receives an annual base salary aggregating $132,278. Mr. Deerman is also entitled to receive bonuses to be computed at the end of each fiscal year in an amount equal to 10% of the net profits of the terminal operations of the Way Energy, Inc., and 8% of the net profits of ChemWay Systems, Inc., subject to the limitations set forth below. In addition, the agreements each contain a confidentiality provision and prohibit Mr. Deerman from competing with the respective businesses of the Way Energy, Inc., and ChemWay Systems, Inc., during the term thereof and for a period of three years thereafter.

            An addendum to the employment agreements for Mr. Evans and Mr. Deerman dated June 8, 1993, limits the total bonuses received from the Company or its subsidiaries to a maximum of 12% of the Company's consolidated after tax net earnings.

Compliance With Section 16(A) Of The Securities Exchange Act Of 1934

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

            Based solely on review of copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the Fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                      REPORT OF THE COMPENSATION COMMITTEE

            Comprised of Peter J. Losavio, Jr. (Chairman) and Carl W. Schafer.

            The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. This Committee Report sets forth the components of the Company's executive officer compensation and describes the basis on which the Fiscal 1997 compensation determinations were made by the Committee with respect to the executive officers of the Company.

            In designing its executive compensation programs, the Company follows its belief that executive compensation should reflect the value created for stockholders while supporting the Company's strategic goals.

            The following guidelines have been implemented by the Committee:

            1. Executive compensation is meaningfully related to the value created for stockholders.
            2. Executive compensation reinforces strategic performance objectives and rewards individuals for outstanding contributions to the Company's success.
            3. Executive compensation is designed to attract and retain quality talent, which is critical for both the short-term and long-term success of the Company.

            The Committee currently implements a compensation program based on four components: (i) a base salary, (ii) a bonus program related to the Company's performance and individual performance during the relevant year, (iii) a stock benefit program, and (iv) a 401(k) Plan. The Committee regularly reviews the various components of the Company's executive compensation to ensure consistency with the Company's objectives.

            Base Salary - The Committee, in recommending the appropriate base salaries of the Company's executive officers, generally considers the level of executive compensation for similar companies in the industry. In addition, the Committee takes into account (i) the performance of the Company and the role of the individual executive officer with respect to such performance, and (ii) the particular executive officer's responsibilities and the long-term performance of the executive officer in those areas of responsibility.

            Annual Incentives - The bonus program provides direct financial incentives in the form of annual cash bonuses to executive officers exceeding the Company's annual goals. The Committee recommends cash bonuses based upon an evaluation of the contributions of each individual officer during the applicable first year.

            Long-term Incentives - The stock benefit program currently serves as the Company's primary long-term incentive plan for executive officers and key employees. The objectives of the stock benefit program are to align executive officer compensation and shareholder return and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company's common stock. In addition, grants of stock options to the Company's executive officers are intended to attract, retain, and motivate executives to improve long-term corporate performance and stock market performance. Stock options become more valuable as the Company's stock price increases.

            Employee 401(K) Plan - The Company's 401(k) Plan is an employee directed contribution plan. Under this plan, the company matches employee contributions to the plan at a rate of $.50 for every dollar ($1.00) contributed up to 5% of an employee's annual compensation. This plan benefits any Company employee who is employed one year and is twenty-one (21) years of age. Executive officers participate in this plan.

            Consistent with the Company's compensation program outlined above, compensation for each of the named executive officers as well as other senior executive consists of a base salary, bonus, stock options, and 401(k) shares. The base salaries for fiscal 1997 were at levels commensurate with competitive amounts paid to executives with comparable qualifications, experience, and responsibilities of other companies who engaged in the same or similar business as the Company.

            The Committee believes that the compensation of the Chief Executive Officer ("CEO") should be impacted by the Company's performance. Mr. Evans founded the Company in 1968 and has served as the CEO since that time. During Fiscal 1997, Mr. Evans received a base salary of $125,093, which the Committee views as below average compared to the base salaries of Chief Executive Officers of other companies in the same or similar business as the Company who have comparable qualifications, experiences, and responsibilities.



                                                 Carl W. Schafer
                                                 Peter J. Losavio. Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The Company leases three convenience store locations from Jerriel Evans, Sr. One ten-year lease commenced in June 1987 with monthly lease payments of $2,500 and allows for one five-year automatic renewal the Company's option. The other two leases are for terms of five years and commenced in April 1990. Each provides for a monthly lease payment of $1,800 with one automatic five-year renewal at the Company's option. The Company has exercised its renewal options on each of these leases. The amounts paid under these leases for Fiscal 1997 was $ 73,000. Future minimum lease commitments at September 30, 1997 were $ 251,000.

            As of September 30, 1997, the Company rents, on a month-to-month basis, six convenience store locations and an office facility from Jerriel Evans, Sr. Previously, the Company rented additional locations which were sold by Mr. Evans to unrelated parties. The total month-to-month rents paid to Mr. Evans for these locations during Fiscal 1997 was $ 104,000. If all locations continue to be rented under similar terms for the fiscal year ending September 30, 1998, the Company would pay approximately $104,000.

            As of September 30, 1997, James Grover, a former director of the Company, was indebted to the Company in an aggregate amount of $111,000. The loan matured in October 1997, however, it is still outstanding and continues to bear interest at rate of 8.5% per annum. Mr. Grover has pledged 13,567 shares of the Company's common stock to secure repayment.

            From time to time, the Company makes advances to individuals who are shareholders, directors, officers, and/or employees. Such advances are usually unsecured and accrue interest at 9%. Except as described above, there were no advances outstanding at September 30, 1997.

                                PERFORMANCE GRAPH

            Set forth is a line graph comparing the percentage change in the cumulative total stockholders' return on the Company Common Stock against the cumulative total return of the Composite Index and index of certain companies selected by the Company as comparable to the Company for the period beginning upon the Company's public offering on July 16, 1993 to September 30, 1997. The graph assumes that the value of the investment in the Company's Common Stock as its initial public offering price and each index was $100 on July 16, 1993, and that all dividends, if any, were reinvested.

            The chart displayed below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG EVANS SYSTEMS, INC.
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX
                                  (in dollars)


-------------------------------FISCAL YEAR ENDING-------------------------------

COMPANY                  1993      1993      1994      1995      1996      1997

EVANS SYSTEMS INC.       100       82.22     45.56     56.11     55.56     24.51
PEER GROUP               100      111.77     99.64     97.08    114.94    124.37
BROAD MARKET             100      105.02    111.13    134.93    157.53    214.12


                                [GRAPH OMITTED]

(1)         The companies selected to form the peer group index are:

            Adams Resources & Energy, Dairy Mart Conv. Class B, E-Z Serve Corp., Environ Technology Corp., FFP Partners, L. P., Kinark Corp., Lomak Petroleum, Inc., Mapco, Inc., PAR Technology, Corp., Specialty Chemical RSCS, Uni-Marts, Inc., and Virogroup, Inc. (NEW).

Note: National Convenience Stores was bought by Diamond Shamrock and later merged with Ultramar. Therefore, these two companies could no longer be included in the Company's peer index group.

                        -------------------------------

                                 PROPOSAL NO. 2

                     RATIFICATION OF APPOINTMENT OF AUDITORS

            The Board of Directors has appointed Price Waterhouse, LLP to be the independent auditors of the Company for the fiscal year ending September 30, 1998. Price Waterhouse, LLP has audited the Company's financial statements since September 1993. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Price Waterhouse, LLP be submitted to shareholders for ratification. If shareholders do not ratify the appointment of Price Waterhouse, LLP the Board of Directors will consider the appointment of other certified public accounts. A representative of Price Waterhouse, LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Required Vote

            The affirmation vote of the holders of a majority of the Common Stock present, in person, or by proxy is required for ratification of the appointment of Price Waterhouse, LLP as independent auditors of the Company.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE, LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS.

                          ----------------------------

                              SHAREHOLDER PROPOSALS

            To the extent required by law, any shareholder proposal intended for presentation at next year's annual shareholder's meeting must be received at the Company's principal executive offices prior to November 5, 1998.

                                  OTHER MATTERS

            So far as it is known, there is no business other than that described to be presented for action by the shareholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the desecration of the persons named therein.

            The Annual Report on Form 10-K for the fiscal year ended September 30, 1997, including financial statements, has been mailed to shareholders with this Proxy Statement. If, for any reason you did not receive your copy of the Annual Report, please advise the Company and a copy will be sent to you.

                                           By Order of the Board of Directors




                                           Maybell H. Evans
                                           Secretary


Bay City, Texas
March 5, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               EVANS SYSTEMS, INC.

                     Proxy -- Annual Meeting Of Shareholders
                                  April 6, 1998

         The undersigned, a shareholder of Evans Systems, Inc., a Texas corporation (the "Company"), does hereby constitute and appoint J.L. Evans, Sr. and Darlene E. Jones and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Shareholders of the Company to be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on Monday, April 6, 1998, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes as set forth below.

         1.       ELECTION OF DIRECTORS:

                  The election of Peter J. Losavio and Maybell H. Evans to Class C of the Board of Directors, to serve until the 2000 Annual Meeting of Shareholders and Julie H. Edwards to Class B of the Board of Directors, to serve until the 2000 Annual Meeting of Shareholders, and until their respective successors are elected and shall qualify.

                                TO WITHHOLD
                                AUTHORITY            TO WITHHOLD AUTHORITY
                                TO VOTE              TO VOTE FOR ANY INDIVIDUAL
                                FOR ALL              NOMINEE(S), PRINT NAME(S)
                  FOR ____      NOMINEES ____        BELOW
                                                     -------------------------

                                                     -------------------------


         2.       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

                  To ratify the appointment of Price Waterhouse LLP as the independent auditors of the Company for the fiscal year ending September 30, 1998.

                   FOR     _____    AGAINST      _____    ABSTAIN     _____

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           , 1998

_____________________ (L.S.)

_____________________ (L.S.)
     Signature(s)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH SIGNING. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. WHEN A PROXY IS GIVEN BY A CORPORATION, IT SHOULD BE SIGNED WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER.

         PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.